UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2017

CORPORATE CAPITAL TRUST II

(Exact name of registrant as specified in its charter)

Delaware	814-01108	47-1595504
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On March 17, 2017, Corporate Capital Trust II (the “Company”) entered into an Amendment (the “Amendment”) to the Expense Support and Conditional Reimbursement Agreement, as previously amended (collectively, the “Expense Support Agreement”) by and among the Company, CNL Fund Advisors II, LLC and KKR Credit Advisors (US) LLC (collectively, the “Advisors”). As previously reported, pursuant to the Expense Support Agreement, the Advisors jointly and severally agreed to pay up to 100% of the Company’s Operating Expenses (as defined in the Expense Support Agreement) until March 31, 2017 (the “Expense Support Payment Period”). Effective as of March 17, 2017, the Amendment extends the Expense Support Payment Period from March 31, 2017 to June 30, 2017.

No other modifications have been made to the terms and conditions of the Expense Support Agreement, as previously amended. The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01 of Form 8-K, and the full text of the Expense Support Agreement, which was previously filed as Exhibit (k)(4) to the Company’s Registration Statement on Form N-2 (File No. 333-199018) filed on October 1, 2015.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Erik Falk’s previously announced retirement from KKR & Co. (“KKR”), on March 16, 2017, Mr. Falk tendered his resignation from the board of trustees (the “Board”) of Corporate Capital Trust II, a Delaware statutory trust (the “Company”), to be effective as of March 20, 2017. Mr. Falk, who has served on the Board since 2014, indicated that he has no disagreements with the Company on any matter relating to its operations, policies or practices.

Also on March 16, 2017, the Board appointed Mr. Todd C. Builione to the Board, effective as of Mr. Falk's resignation.  Mr. Builione was appointed to serve for a term expiring at the Company’s 2017 annual meeting of shareholders.

Mr. Builione has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person.

Set forth below is biographical information pertaining to Mr. Builione:

Todd C. Builione joined KKR in 2013 and is a Member of KKR and President of KKR Credit Advisors (US) LLC. Mr. Builione also serves on the KKR Global Risk Committee. Prior to joining KKR, Mr. Builione spent nine years at Highbridge Capital Management, serving as President of the firm, CEO of Highbridge’s Hedge Fund business and a member of the Investment and Risk Committees. Mr. Builione began his career at the Goldman Sachs Group, where he was predominantly focused on capital markets and mergers and acquisitions for financial institutions. He received a B.S., summa cum laude, Merrill Presidential Scholar, from Cornell University and a J.D., cum laude, from Harvard Law School.  Mr. Builione serves on the Board of Directors of Marshall Wace, a liquid alternatives provider which formed a strategic partnership with KKR in 2015.  Mr. Builione also serves on the Board of Directors of Harlem RBI (a community-based youth development organization located in East Harlem, New York), on the Advisory Council of Cornell University’s Dyson School of Applied Economics and Management, and on the Board of Directors of the Pingry School.

Mr. Builione was selected as a trustee because of his prior experience and familiarity with the markets we primarily target to invest in.  Equally significant is his knowledge and prior experience in the management of large businesses in the areas we operate in, and portfolio risk management and analytics, both of which we believe are key qualifications for providing sound direction and leadership.

Item 8.01

Other Events.

Determination of Net Asset Value Per Share for the Month Ended February 28, 2017

On March 17, 2017, the Company’s board of trustees (“Board”) determined the net asset value of the Company’s shares as of February 28, 2017 to be $9.27 per share. The Board determined the value of the Company’s assets in a manner consistent with the Company’s valuation policy, as described in its Prospectus, as amended and supplemented. The Company’s net asset value per share was calculated by dividing the value of total assets minus liabilities by the total number of common shares outstanding on February 28, 2017.

Amendments to Managing Dealer Agreement and Distribution and Shareholder Servicing Plan

On March 16, 2017, our Board approved an amended and restated managing dealer agreement (the “Managing Dealer Agreement”) by and between the Company and CNL Securities Corp. (the “Managing Dealer”) and approved an amended and restated Distribution and Shareholder Servicing Plan for the Company (the “Plan”). The execution of the Managing Dealer Agreement and effectiveness of the Plan remain subject to the effectiveness of Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form N-2, which the Company anticipates will occur by the end of April 2017.

If they become effective, the Managing Dealer Agreement and the Plan would lower the ongoing distribution and shareholder servicing fee paid to the Managing Dealer from the current annualized rate of 1.25% to an annualized rate of 1.00% of the Company’s net asset value per share.  Additionally, the Managing Dealer Agreement would reduce the maximum amount of sales commissions, dealer manager fees and ongoing annual distribution and shareholder servicing fees payable to the Managing Dealer in connection with the sale of shares in the primary offering from 10% of the gross offering proceeds to 8.50% of the gross offering proceeds and would remove the provisions related to the Company’s contingent deferred sales charge.

Waiver of Organizational and Offering Expense Reimbursement by Advisors

In order to continue to maximize cash available for investment during the launch of the Company, the Advisors have provided written notice to the Company of their agreement to continue to waive all reimbursement of organizational and offering expenses to which they are entitled under the Advisory Agreement and Sub-Advisory Agreement, respectively, in connection with the Company’s gross capital raised before April 30, 2017 (“O&O Reimbursement Waiver”). Accordingly, the Company will not incur charges for organization and offering expenses through the period ending April 30, 2017. The O&O Reimbursement Waiver does not reduce the amount of organization and offering expenses incurred by the Advisors that are eligible for reimbursement in future periods.

Item 9.01

Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to the Expense Support Agreement dated as of March 17, 2017

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K that are not statements of historical or current fact may constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, the per share net asset value of the Company’s common stock, and other matters. The Company’s forward-looking statements are not guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. While the Company believes that the current expectations reflected in its forward-looking statements are based upon reasonable assumptions, such statements are inherently susceptible to a variety of risks, uncertainties, changes in circumstances and other factors, many of which are beyond the Company’s ability to control or accurately predict. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements.

Forward-looking statements speak only as of the date on which they are made; and the Company undertakes no obligation, and expressly disclaims any obligation, to publicly release the results of any revisions to its forward-looking statements made to reflect future events or circumstances, new information, changed assumptions, the occurrence of unanticipated subsequent events, or changes to future operating results over time, except as otherwise required by law.

The Company’s forward-looking statements and projections are excluded from the safe harbor protection of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2017	CORPORATE CAPITAL TRUST II
a Delaware statutory trust

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to the Expense Support Agreement dated as of March 17, 2017